Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, (the Report) of Medallion Financial Corp. (the Company), as filed with the Securities and Exchange Commission on the date hereof; I, Larry D. Hall, the Acting Chief Financial Officer of the Company, certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

By:	/s/ LARRY D. HALL

Acting Chief Financial Officer

Date: August 8, 2003

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